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                                  EXHIBIT 5.01

                   OPINION OF KUMMER KAEMPFER BONNER & RENSHAW

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                        KUMMER KAEMPFER BONNER & RENSHAW
                                ATTORNEYS AT LAW
                                  [LETTERHEAD]



                                  June 27, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      VENDINGDATA CORPORATION
                  REGISTRATION STATEMENT ON FORM S-3
                  26,869,770 SHARES OF COMMON STOCK, $.001 PAR VALUE 900,000 SHARES OF COMMON STOCK, $.001 PAR VALUE

Ladies and Gentlemen:

         As outside counsel to VendingData Corporation, a Nevada corporation (the "Company"), we are rendering this opinion in connection with: (i) the distribution of non-transferable rights (the "Rights") to purchase up to 26,869,770 shares (the "Shares") of the Company's common stock, $.001 par value;
(ii) the registration of the Shares pursuant to a Registration Statement on Form S-3 (the "Registration Statement"); and (iii) the registration of an additional 900,000 shares of the Company's common stock, $.001 par value, on behalf of certain selling stockholders (the "Selling Stockholder Shares"), pursuant to the Registration Statement.

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are opining herein as to the effect on the subject transaction only of the general corporation laws of the State of Nevada, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or, in the case of Nevada, any other laws.

         Based on such examination and subject to such other limitations hereinabove provided, we are of the opinion that:

                  1.       The Shares have been duly authorized;

                  2. The Shares, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable;

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Securities and Exchange Commission
June 27, 2001
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                  3.       The Selling Stockholder Shares have been duly
                           authorized; and

                  4. The Selling Stockholder Shares are validly issued, fully paid and non-assessable, or, to the extent underlying unexercised warrants, have been reserved for issuance upon the exercise of the warrants and, when issued upon such exercise in accordance with the terms of the relevant warrant agreements at the price therein provided, will be validly issued, fully paid and non-assessable.

         Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligations of the Company:
(i) we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it; (ii) such opinions are subject to applicable bankruptcy, insolvency, reorganization, liquidation, receivership, fraudulent conveyance or similar laws, now or hereafter in effect, relating to creditors' rights generally; and (iii) such opinions are subject to the general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity).

         We hereby consent to the filing of the foregoing opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the related Prospectus under the heading "Legal Matters."

                                           Sincerely,

                                           /s/ Kummer Kaempfer Bonner & Renshaw

                                           KUMMER KAEMPFER BONNER & RENSHAW